UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, New York	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.10 par value	MTX	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[☐ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02	Results of Operations and Financial Condition.

On July 26, 2024, Minerals Technologies Inc. (the “Company”) held its second quarter 2024 earnings conference call. As a result of technical issues with our third party service provider for this conference call, some listeners were not able to hear a portion of the webcast audio feed. Participants accessing the webcast were able to view the accompanying presentation slides that were posted in advance of the call. To ensure complete access to all of management’s remarks, the Company is furnishing herewith a copy of the transcript of the conference call as Exhibit 99.1 and the presentation slides as Exhibit 99.2. The Company will post the transcript of the conference call to its website as expeditiously as possible. A replay of the webcast and a copy of the presentation slides are also available on the Company’s website at www.mineralstech.com.

Item 7.01	Regulation FD Disclosure.

The information in Item 2.02 above is incorporated herein by reference.

The information in Item 2.02, this Item 7.01, and Exhibits 99.1 and 99.2, shall not be deemed filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
		99.1	Transcript of the second quarter 2024 earnings conference call dated July 26, 2024
		99.2	Presentation slides for the second quarter 2024 earnings conference call
		104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Timothy J. Jordan
	Name:	Timothy J. Jordan
	Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: July 29, 2024